UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	METC	NASDAQ Global Select Market
9.00% Senior Notes due 2026	METCL	NASDAQ Global Select Market
Class B common stock, $0.01 par value	METCB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01. Entry Into Material Definitive Agreement.

The information included in Item 5.02 of this Current Report on Form 8-K with respect to the Separation Agreement (as defined below) is incorporated by reference in this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Evan H. Jenkins as General Counsel and Secretary

On January 30, 2024, the Board appointed Evan H. Jenkins as the Company’s General Counsel and Secretary. Mr. Jenkins’s first day with the Company will be February 12, 2024 (the “Start Date”). Mr. Jenkins, age 63, has served as Senior Vice President of Government Affairs at the United States Chamber of Commerce in Washington, D.C. since September 2022. Also, since December 2022, Mr. Jenkins has served as president of The Ramaco Foundation and a member of its board of directors, helping direct the foundation’s philanthropic efforts. From October 2018 to February 2022, Mr. Jenkins served as Justice and the Chief Justice (2021 Term) of the Supreme Court of Appeals of West Virginia. Prior to that Mr. Jenkins served as a Congressman in the U.S. House of Representatives representing West Virginia’s 3rd Congressional District from January 2015 until September 2018.

Pursuant to the terms of his offer letter, Mr. Jenkins will receive an annual base salary of $500,000 and will be eligible, under the Company’s annual incentive plan, to receive cash bonuses dependent on Company and individual performance. For fiscal year 2024, Mr. Jenkins will receive a guaranteed cash bonus applicable to calendar year 2024 if he remains employed when bonuses for fiscal year 2024 are paid. Mr. Jenkins will also be eligible for incentive compensation under the Company’s Long-Term Incentive Plan. Any such award will be subject to the terms and conditions of the Plan and applicable award agreement, which may include both performance and time-based vesting. In recognition of other compensation awards that Mr. Jenkins may forfeit from his former employer and subject to the approval of the compensation committee of the Board, the Company will grant Mr. Jenkins 50% of his 2024 Plan award at the time of commencement of his employment, based on the Company’s Class A and Class B stock prices at the last trading day of calendar year 2023. Mr. Jenkins is eligible to participate in the Company’s benefit programs as made generally available to other senior executives.

There are no arrangements or understandings between Mr. Jenkins and any other person pursuant to which he was selected as an officer of the Company. Mr. Jenkins does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer.

In connection with Mr. Jenkins’s appointment as an officer, the Company will enter into an indemnification agreement with Mr. Jenkins in the form entered into with the Company’s other directors and executive officers effective as of the Start Date (the “Indemnification Agreement”), which requires the Company to indemnify Mr. Jenkins to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified. The form of indemnification agreement is filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-215363), as originally filed on January 11, 2017.

Appointment of Jeremy R. Sussman as Assistant Secretary; Promotion of Tyler Adkins to Senior Vice President of Law and Assistant Secretary

Also, on January 30, 2024, the Board appointed Mr. Jeremy R. Sussman, the Company’s Chief Financial Officer, as an Assistant Secretary, and promoted Mr. Tyler Adkins, the Company’s Vice President and Assistant General Counsel, to Senior Vice President of Law and Assistant Secretary.

Separation Agreement

On January 30, 2024, the Board of Directors (the “Board”) of Ramaco Resources, Inc. (the “Company) accepted the resignation of Barkley J. Sturgill, Jr. as the Company’s Senior Vice President, General Counsel and Secretary effective January 31, 2024.

In connection with Mr. Sturgill’s resignation, on January 26, 2024 (the “Separation Date”), the Company entered into an Employment Separation Agreement with Mr. Sturgill (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company will pay Mr. Sturgill a lump sum payment of $120,000.00 payable on the 7th day following the execution date of the Severance Agreement. In addition, the Company will pay Mr. Sturgill the Company Performance portion of his total bonus opportunity for 2023, adjusted for achievement of the Company’s performance metrics.

Pursuant to the Separation Agreement and notwithstanding anything to the contrary in the Company’s Long-Term Incentive Plan (the “Plan”) or any award agreements thereunder, all restricted stock and restricted stock units granted to Mr. Sturgill pursuant to the Plan that are outstanding and unvested as of the Separation Date (the “Unvested Equity”), will continue to vest pursuant to terms applicable to the Unvested Equity as if Mr. Sturgill had remained in the continuous employment of the Company through June 30, 2024. Any Unvested Equity that does not become vested by June 30, 2024 will be forfeited at such time for no consideration.

Additionally, the Company will contribute employer matching contributions to Mr. Sturgill’s individual account under the Company-sponsored 401(k) plan (at the matching percentage provided for in the plan) with respect to one hundred percent (100%) of Mr. Sturgill’s deferral contributions to the plan through the Separation Date. The Separation Agreement contains customary non-competition, non-solicitation and mutual non-disparagement covenants.

The description of the Separation Agreement set forth above does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 1, 2024, the Company issued a press release announcing Mr. Jenkins’s appointment as General Counsel and Secretary of the Company and the declaration of a quarterly cash dividend on the Company’s Class B common stock. The Company’s board of directors approved and declared a quarterly cash dividend of $0.2416 per share of Class B common stock. The dividend is payable on March 15, 2024 to shareholders of record as of March 1, 2024. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Separation Agreement, dated January 26, 2024, by and between the Company and Barkley J. Sturgill, Jr.
99.1	Press release issued by Ramaco Resources, Inc., dated February 1, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name: Randall W. Atkins
Title: Chairman and Chief Executive Officer

Date: February 1, 2024